As filed with the Securities and Exchange Commission on July 15, 2004
      ---------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            SECURITY BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                                              98-0209119
 (State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                              identification no.)

                          500 Fifth Avenue, Suite 1650
                            New York, New York 10110
               (Address of principal executive offices) (Zip code)

                            SECURITY BIOMETRICS, INC.
                            2004 INCENTIVE STOCK PLAN
                            (full title of the plan)

                        Mr. Emilian S. Elefteratos, CEO
                          500 Fifth Avenue, Suite 1650
                            New York, New York 10110
                     (Name and address of agent for service)

                                 (212) 931-5760
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
                         -------------------------------

Title of securities to   Amount to be       Proposed maximum           Proposed maximum           Amount of
be registered            registered(1)   offering price per unit   aggregate offering price   registration fee
-----------------------  -------------  -------------------------  -------------------------  -----------------
Common Stock ($.001
par value per share)      2,250,000(2)  $                1.58 (3)  $               3,555,000  $          450.42
-----------------------  -------------  -------------------------  -------------------------  -----------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2) Represents shares of common stock reserved for issuance pursuant to awards available for grant under the registrant's 2004 Incentive Stock Plan (the "Plan").
(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the average of the closing bid and ask prices as of July 13, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE
                                ----------------

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. Documents containing the information specified in Part I will be delivered to participants in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  By  Reference.

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by the registrant, Security Biometrics, Inc., a Nevada corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (1) the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2003 (as amended);
     (2) the Registrant's Definitive Proxy Statement on Schedule 14A filed April 19, 2004;
     (3) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended September 30 and December 31, 2003 (as amended), and March 31, 2004 (as amended);
     (4) the Registrant's Current Reports on Form 8-K filed March 26, April 16, May 18, 2004 and June 8, 2004; and
     (5) the description of the Common Stock, par value $.001 per share, of the Registrant contained in the section entitled "Description of Securities" of Amendment No. 6 to the Registrant's Registration
          Statement  on  Form  10-SB  filed  May  22,  2001.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item  4.  Description  of  Securities.

Not  Applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.

Not  Applicable

Item  6.  Indemnification  of  Directors  and  Officers.

     Section 78.751 of the Nevada Revised Statutes, as amended, authorizes corporations to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the corporation if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

     Article Eleventh of the Company's Articles of Incorporation, as amended, eliminates the personal liability of directors and officers to the Company and its stockholders for breach of fiduciary duty, except under certain circumstances.

     Pursuant to Article V of the Company's Amended and Restated By-Laws, the Company shall, except under certain circumstances, indemnify its present and former officers and directors against expenses actually and necessarily incurred by them in connection with actions or proceedings to which they are made party by reason of their service as a director or officer of the Company.

     The Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify its directors and officers to the fullest extent provided by law, except under certain circumstances. The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.


Item  7.  Exemption  From  Registration  Claimed.

Not  Applicable.

Item  8.  Exhibits.

The following is a complete list of exhibits filed as a part of this registration statement:


Exhibit No.  Document
-----------  -----------------------------------------------------------------------------

     4.1     2004 Incentive Stock Plan of the Registrant. (Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A filed on April 19, 2004)

     4.2     Article Fourth and Article Eleventh of the Registrant's Articles of
             Incorporation, as in effect through amendments filed as of July 7, 2004.

     4.3     Amended and Restated By-Laws of the Registrant.  (Incorporated by
             reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q
             filed on June 4, 2004)

     5.1     Opinion of Ehrenreich Eilenberg & Krause LLP.

    23.1     Consent of Ehrenreich Eilenberg & Krause LLP. (Included in Exhibit 5.1).

    23.2     Consent of Amisano Hanson, Certified Public Accountants.

    23.3     Consent of Moffitt & Company, P.C.

    24.1     Powers of Attorney. (Included on the signature page of this registration statement).

Item  9.  Undertakings.

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 14, 2004.

                                        SECURITY  BIOMETRICS,  INC.

                                        By:  /s/ Emilian  S. Elefteratos
                                             ------------------------------
                                             Emilian  S.  Elefteratos,  CEO


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Emilian S. Elefteratos, Wayne Taylor and Chris Farnworth, acting singly, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                      Date
-------------------------  ------------------------------------  -------------
/s/Emilian S. Elefteratos  CEO (principal executive officer)     July 14, 2004
-------------------------
Emilian S. Elefteratos

/s/ Wayne Taylor           Interim CFO and Director (principal   July 14, 2004
-------------------------  financial and accounting officer)
Wayne Taylor

/s/ Elaine Bloom           Director                              July 14, 2004
-------------------------
Elaine Bloom.

                           Director
-------------------------
David Dalton

                           Director
-------------------------
Allan Gibbins

/s/ Gerard Munera          Director                              July 14, 2004
-------------------------
Gerard Munera

/s/ Stuart Platt           Director                              July 14, 2004
-------------------------
Stuart Platt

/s/ Ken Taylor             Director                              July 14, 2004
-------------------------
Ken Taylor


                                    EXHIBIT INDEX

Exhibit No.  Document
-----------  ------------------------------------------------------------------------

     4.2     Article Fourth and Article Eleventh of the Registrant's Articles of
             Incorporation, as in effect through amendments filed as of July 7, 2004.

     5.1     Opinion of Ehrenreich Eilenberg & Krause LLP.

    23.1     Consent of Ehrenreich Eilenberg & Krause LLP. (Included in
             Exhibit 5.1).

    23.2     Consent of Amisano Hanson, Certified Public Accountants.

    23.3     Consent of Moffitt & Company, P.C.

    24.1     Powers of Attorney. (Included on the signature page of this registration statement).